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                                                                   EXHIBIT 10.17



                    M A N A G E M E N T    A G R E E M E N T



         THIS AGREEMENT, made in Dallas, Texas, as of the 1st day of February, 1995, by and between:

         Capital Senior Living Communities, L.P., a partnership organized and existing under the laws of the State of Delaware, hereinafter referred to as "Owner" and Capital Senior Living, Inc., a corporation organized and existing under the laws of the State of Texas, hereinafter referred to as "Manager,"

                                   WITNESSETH

         WHEREAS, the Owner now owns a business commonly known as Canton Regency Retirement Community, in the City of Canton, State of Ohio, hereinafter called the "Home."

         WHEREAS, the Owner desires to employ the Manager to act as general manager of the Home, and the Manager is willing to accept such employment subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein set forth, the parties hereto agree as follows:

EMPLOYMENT OF MANAGER

         The Owner hereby appoints the Manager, and the Manager hereby accepts the appointment as exclusive Manager of the Home.

TERM

         The services of Manager shall commence on February 1, 1995, and shall terminate nine (9) years from the date thereof, unless sooner terminated as herein provided.

MANAGER'S DUTIES

         During the term of this Agreement, which period is hereinafter referred to as the "Operating Period," the Manager shall use its best efforts in the management and operation of the business, services and sales of the Home so that the Home and its services will be operated and maintained with the maximum of benefit and in a first quality manner so that the Home shall remain a first quality convalescent center. In pursuance of the foregoing, the Manager shall perform the following services:



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         1.      Use its reasonable efforts and due diligence in the renting of all of the rooms and facilities to desirable tenants.

         2. Employ, at the expense of the facility, such resident administrator, assistant administrator, employees, agents, clerks at the Home as may be required to continue the standard and quality of management and operation at a level not lower than that heretofore maintained. The Manager shall not be liable to the Owner or others for any act or omission on the part of such employees unless the Manager has failed to use reasonable diligence in their hiring, discharge or supervision so as to maintain a staff of qualified, competent, and trustworthy employees. The Manager will negotiate on the Owner's behalf with any labor union lawfully entitled to represent such employees, but no collective bargaining agreement or labor contract resulting from such negotiations shall be valid unless executed or approved by the Owner. The Manager will not at any time enter into any agreement with any employee for a period in excess of one (1) year or for compensation in excess of $50,000.00 per year without the consent in writing of the Owner. The Manager shall procure and maintain adequate workman's compensation insurance in the name of and at the expense of the facility covering all the facility employees.

         3. Keep the facility and all furniture, furnishings and other equipment therein and appurtenant thereto, in good repair.

         4. Arrange for necessary alterations, decorations, replacements, improvements, or changes in the Home and in the furniture, furnishings, and other equipment therein and develop policies with respect to the installation of new features to the extent that the financial obligations and resources of the facility permit. All capital expenditures, other than minor repair and maintenance, must be submitted to Owner for approval prior to expenditure.

         5. Develop policies with respect to publicity for the purpose of creating the greatest possible net income for the Home and place and supervise all advertising and promotional material.

         6. Arrange at the facility's expense for compliance with all statutes, ordinances, laws, rules, regulations, orders and determinations affecting or issued in connection with the Home by any governmental authority having jurisdiction thereof.

         7. Cause the Home to comply with all the terms, conditions and obligations contained in any mortgage, lease, or other agreement executed by the Owner which relates to the facility. The Owner shall promptly notify the Manager of any such mortgage, lease or other agreement.

         8. Deposit in a banking institution or institutions selected by the Manager, and in accounts in the facility's name as agent for the Owner, all monies furnished by the Owner

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as working funds and all monies received by the Manager for or on behalf of the
Owner. The Manager shall pay on behalf of the Owner all accounts incurred after the date hereof as required for the operations of the Home, all assessments and charges of every kind imposed by any governmental authority having jurisdiction and interest and penalties thereon, license fees, permit fees and insurance appraisal fees; fines, penalties, and court disbursements incurred in connection with the operation of the Home; premiums on policies of insurance; all disbursements authorized by this Agreement; and any other charge, item of expense, or other item which the Owner, in writing, authorizes as an expense.

         9. Receive, consider and handle the complaints of all tenants, guests or users of any of the services or facilities of the Home and provide copies upon written request to the Owner.

         10. Institute in its own name or in the name of the Owner, at the expense of the facility and with the approval of the Owner, any necessary legal actions or proceedings.

         11. Place at the reasonable disposal of the Owner its engineering, maintenance, decorating, general purchasing, accounting, cost control, taxation, insurance, publicity, advertising, labor relations, safety and supervisory knowledge and abilities.

EXPENDITURES BY MANAGER

         The Manager shall have power and authority to make all contracts and disbursements necessary to carry out the duties conferred and imposed upon it by this Agreement, including, but not limited to, the authority to pay for all expenses of leasing, collection of rents, management, operations, maintenance and insurance in accordance with a budget approved by the Owner.

ACCOUNTING SERVICES

         The Manager shall establish and supervise all bookkeeping, accounting and clerical services, including the maintenance of payroll records, incident to the efficient operation and maintenance of the Home.

         The Manager shall maintain, for the Owner, proper and suitable records and books of account in which there shall be properly recorded all receipts and disbursements connected with the management and operation of the Home. The Manager shall prepare and file (or cause to be prepared and filed) all necessary reports with respect to withholding taxes, social security taxes, unemployment insurance, disability insurance, the Fair Labor Standards Act, and all other statements and reports pertaining to the labor employed on the facility payroll in or about the Home. All books of account shall at all times be open to the inspection and audit of any officer of the Owner or any duly accredited and authorized representative of the Owner. All books, records, bills, receipts, bank books, check books, check vouchers, correspondence, lists, files, index cards, and books of account relating to

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leases, tenants and prospective tenants and employees of the Home for the term of this Agreement and any renewal terms hereof and any and all records existing as of the commencement of this Agreement and other data and records pertaining to or in any manner relating to the management and operation of the Home shall at all times be safely kept and preserved and shall be the property of the Owner, and upon the termination of this Agreement shall be retained by the Owner.

         Financial statements (including balance sheet, operating statement and statement of cash flow) shall be provided to Owner within twenty-one (21) days of month end.

         All costs, penalties or expenses incurred by Owner by reason of Manager's failure to comply with the terms of this section shall be borne completely by Manager, and Manager shall hold Owner harmless for all such costs, penalties and other expenses. Such costs, penalties or expenses shall not include legal and lawful assessments owed to any governmental entity or regulatory agency including overpayment by Medicaid or Medicare or assessments to any governmental agency which were not paid by reason of a misinterpretation or contested interpretation of any law or regulation. The Manager shall be held responsible for any penalty assessed by reason of late payment unless the Owner has concurred with the interpretation and actions of the Manager in connection with the said payment. Said costs, penalties or expenses shall not include any such expenses incurred by reason of Owner's negligence or delay of payment occasioned by Owner.

ACCESS TO MANAGEMENT RECORDS

         The Manager shall make available to all applicable governmental authorities having jurisdiction or regulatory authority over or with respect to the Home, including the Comptroller General, Secretary of Health and Human Services or their designees, such contracts, books, documents and records necessary to verify the costs of service contracts of $10,000.00 or more in a twelve (12) month period as reported on Medicare cost reports.

         The Manager shall preserve and maintain such contracts, books, documents, and records during the term of this Agreement and any renewal term, until the expiration of four (4) years after the services are furnished.

DEPOSIT OF COLLECTIONS

         All monies collected by the Manager out of and from the operation of the facility shall be deposited in appropriately designated and adequately identified accounts in the name of the facility of Owner in one or more banks. Out of such accounts, the Manager shall pay for all obligations and expenditures necessary and properly incurred for and on account of the Owner in the management and operation of the facility, including but not limited to compensation of the Manager, insurance premiums, betterments, and improvements. The Manager may keep on hand for the account of the Owner such a fund


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as may be necessary, in the joint opinion of the Manager and Owner, to provide for working cash for the operation of the facility. The Manager shall render to the Owner or persons designated by the Owner any statements reasonably required by the Owner.

DISBURSEMENT OF CASH FLOW

         Cash flow, as calculated, shall be distributed to the Owner within twenty-one (21) days following each month end. Cash flow to be distributed shall be calculated at the close of each monthly accounting period, as follows:

         Cash on hand and in bank - end of month
         Current accounts receivable to be collected (within 30 days) Less - current payables (to be paid within 30 days)

         Less - reserve for working capital (if any)
         Cash for distribution to Owner

MANAGER'S COMPENSATION

         As compensation for the services to be rendered by the Manager during the Operating Period, the Owner will pay the sum of five percent (5%) of gross rental revenue.

         As compensation for all accounting and consulting services provided by the Manager, a charge of one dollar ($1.00) per resident day in the nursing center and per occupied apartment day for the independent living facility shall be paid. This amount shall be charged and paid in the following month.

         The Owner will reimburse the Manager on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred on Partnership business, direct out-of-pocket fees, expenses and charges paid by it to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to Limited Partners and BUC Holders, an allocable portion of the salaries and fringe benefits of employees of the Manager who are not partners of RLC, insurance premiums including premiums for liability insurance which will cover the Owner, the cost of compliance with all state and federal regulatory requirements and stock exchange or NASDAQ listing fees and charges, and other payments to third parties for services rendered to the Partnership. Any reimbursements pursuant to this provision shall not be in excess of the lower of actual costs or the amount the Partnership would be required to pay independent third parties for comparable services in the same geographic location.

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INSURANCE

         The Manager shall advise the Owner in obtaining of insurance on the Home and all furniture, furnishings, and equipment therein against all risks usually covered in the care of similar properties, including, but without limitation, fire, plate glass, repairs and omissions, liability and fidelity insurance, Federal Civil Rights Liability insurance and all other usual insurance (which shall also cover any liability of the Manager). It shall be the joint responsibility of the Manger and the Owner to determine the limits and extent of insurance coverage and to mutually agree upon an agency or company and to provide copies of said insurance policies to individuals sent. It shall be the Manager's duty to inform the Owner no less than thirty (30) days prior to the expiration of any such insurance policy that such about to expire and to advise the Owner in obtaining a renewal of said policy or seeking coverage from a different insurance carrier. All policies of insurance shall name the Owner, the Manager, and such other parties as may be required by the provisions of any mortgage as the insured thereunder. All insurance shall be obtained at the expense of the facility.

TERMINATION AND DAMAGES

         This Agreement may be terminated at any time by mutual consent of the parties if evidenced in writing. In addition, the Owner may terminate this Agreement without penalty on sixty (60) days notice by the vote of the Majority in Interest of the Limited Partners and the Buc Holders as defined in the Amended and Restated Agreement Of Limited Partnership Of Owner. In the event of Owner's termination of Manager pursuant to this paragraph, Owner shall be liable to pay the Manager the accrued amounts due Manager pursuant to this Agreement up to the day of termination, less the damages, if any, caused by any such breach or violation of this Agreement by Manager. Therefore, the parties agree that the liability of Manager for any breach or violation of this Agreement or duties hereunder shall be limited to the actual management fee received by Manager under this Agreement. Each party shall have all rights and remedies available to them under applicable laws.

ATTORNEY FEES

         In the event that it is necessary for either the Owner or the Manager to maintain any lawsuit, action or proceeding upon this Agreement, or if any appeal is taken therefrom, in connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to such other sums of money or performance due hereunder, such sums as the Court may adjudge reasonable as attorney's fees in said suit, action, proceeding or appeal.

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CONTROLLING LAW

         This Agreement shall be enforced and interpreted according to the laws of the State of Indiana. If any provision of this Agreement is invalid, illegal, or incapable of being enforced, other conditions of this Agreement shall nevertheless remain in full force and effect with no provisions being deemed dependent on any other provision unless so stated herein.

EXCLUSIVE APPLICATION

         Nothing in this Agreement is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto, any right, remedy or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto.

NONASSIGNABILITY

         This Agreement is not assignable by the Manager without the prior written consent of the Owner.

NOTICE

         All Notices required or permitted hereunder shall be addressed to the respective parties at the address stated herein, unless either party notifies the other party in writing of a different address. Notice shall be made by certified mail, return receipt requested, and shall be deemed to have been received by the addressee or an agent of the addressee as evidenced by the return receipt. The addresses for notification may be changed upon written notice.

BINDING EFFECT

         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except as herein before limited.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.





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OWNER:

CAPITAL SENIOR LIVING COMMUNITIES, L.P.

BY: RETIREMENT LIVING COMMUNITIES, L.P.,
    Its General Partner

    BY:  CAPITAL REALTY GROUP SENIOR HOUSING, INC.,
         Its General Partner



         BY: /s/ JEFFREY L. BECK
            ------------------------------------------------------
MANAGER:

CAPITAL SENIOR LIVING, INC.



BY: /s/ JAMES STROUD, COO
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